Exhibit 10.5

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY FINANCE DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY FINANCE DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY FINANCE DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY FINANCE DOCUMENT TO AN AUSTRIAN ADDRESSEE.

Dated            3 March            2008

SECOND SUPPLEMENTAL DEED

relating to an

INTERCREDITOR DEED

among

MAGYAR TELECOM B.V.

Issuer

INVITEL Zrt.

Company

MAGYAR TELECOM B.V. and

CERTAIN OF ITS SUBSIDIARIES

Original Obligors

MATEL HOLDINGS N.V. and CERTAIN

OF ITS SUBSIDIARIES

Original Subordinated Shareholder Creditors

BNP PARIBAS

Co-ordinator and Senior Agent

BNP PARIBAS, Hungary Branch

HUF Agent

BNP PARIBAS TRUST CORPORATION UK LIMITED

Security Trustee

THE BANK OF NEW YORK

HY Note Trustee

BNY CORPORATE TRUSTEE SERVICES LIMITED

FRN Note Trustee

MERRILL LYNCH INTERNATIONAL

Subordinated Bridge Trustee

Contents

Clause		Page
1	Interpretation	4

2	Waivers and consents	5

3	Amendments to the Principal Intercreditor Deed	6

4	Euroweb Romania	6

5	Accession to the Restated Intercreditor Deed; execution by Merrill Lynch International Bank Limited	6

6	Representations and Warranties	7

7	Expenses	7

8	Miscellaneous	7

9	Governing Law	8

10	Enforcement	8

Schedule 1 The Parties

THIS SECOND SUPPLEMENTAL DEED is dated	2008 and made

BETWEEN:

(1)	MAGYAR TELECOM B.V. as the Issuer;

(2)	INVITEL Zrt. as the Company;

(3)	MATEL HOLDINGS N.V. as the Ultimate Parent;

(4)	THE COMPANIES listed in Part I of Schedule 1 (The Parties) as the Original Obligors (the “Original Obligors”)

(5)	THE COMPANIES listed in Part II of Schedule 1 (The Parties) as the Original Subordinated Shareholder Creditors (the “Original Subordinated Shareholder Creditors”);

(6)	BNP PARIBAS as Co-ordinator;

(7)	BNP PARIBAS as the Senior Agent;

(8)	BNP PARIBAS, Hungary Branch as the HUF Agent;

(9)	BNP PARIBAS TRUST CORPORATION UK LIMITED as the Security Trustee;

(10)	THE BANK OF NEW YORK as the HY Note Trustee;

(11)	BNY CORPORATE TRUSTEE SERVICES LIMITED as FRN Note Trustee;

(12)	MERRILL LYNCH INTERNATIONAL as Subordinated Bridge Trustee;

(13)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Parties) as the Original Senior Lenders;

(14)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Parties) as the Original Hedge Counterparties; and

(15)	THE FINANCIAL INSTITUTIONS listed in Part V of Schedule 1 (The Parties) as the Original Subordinated Bridge Lenders.

WHEREAS:

(A)	By an agreement (the “Principal Facilities Agreement”) dated 6 August 2004 (as amended and restated pursuant to a supplemental deed dated 27 April 2007 and second supplemental deed dated on or about the date of this Second Supplemental Deed) and made between Magyar Telecom B.V. as the Parent, Invitel Zrt. as the Borrower, the companies set out in part A of schedule 1 thereto as Original Guarantors, BNP Paribas and Credit Suisse First Boston International as the Arrangers, the banks and financial institutions set out in part B of schedule 1 thereto as Original Lenders, BNP Paribas and BNP Paribas Hungária Bank Rt. as the Agents and BNP Paribas Trust Corporation UK Limited as Security Trustee, whereby the Original Lenders agreed to make available to the Borrower loan facilities of €165,000,000 upon the terms and subject to the conditions therein contained.

(B)	The Parent and the Borrower have requested the Lenders, and the Lenders have agreed, to waive certain provisions of the Principal Facilities Agreement and to amend the Principal Facilities Agreement to the extent set out in a second supplemental agreement dated on or about the date of this Second Intercreditor Supplemental Deed (the “Second Facilities Agreement Supplemental Agreement”).

(C)	This Second Intercreditor Supplemental Deed is supplemental to an intercreditor deed dated 6 August 2004 made between, inter alios, the Issuer, the Company, the Ultimate Parent, the Original Obligors, the Original Subordinated Shareholder Creditors, the Co-ordinator, the Arrangers, the Senior Agent, the HUF Agent, the Security Trustee, the HY Note Trustee, the Original Senior Lenders and the Original Hedge Counterparties (as amended and restated pursuant to a supplemental deed dated 27 April 2007) (the “Principal Intercreditor Deed”).

(D)	The Senior Agent is entering into this Second Intercreditor Supplemental Deed on behalf of itself and, pursuant to clause 35.1.2 (Required consents) of the Principal Facilities Agreement, the Finance Parties.

NOW IT IS AGREED as follows:

1	Interpretation

1.1	Definitions in Principal Intercreditor Deed

Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Principal Intercreditor Deed or, if not defined in the Principal Intercreditor Deed, the Second Facilities Agreement Supplemental Agreement, shall have the same meanings when used in this Second Intercreditor Supplemental Deed. In this Second Intercreditor Supplemental Deed, unless the context otherwise requires:

“Invitel Telecom” means Invitel Telecom Kft., a company incorporated in Hungary with registration number Cg. 01-09-695967.

“Memorex” means Memorex Telex Communications AG, a company incorporated in Austria with registration number FN 99090 x.

“Memorex Accession Date” has the meaning given thereto in the Second Facilities Agreement Supplemental Agreement.

“Restated Intercreditor Deed” means, prior to the Memorex Accession Date, the Principal Intercreditor Deed as it will be amended and restated pursuant to this Second Intercreditor Supplemental Deed and, with effect from the Memorex Accession Date, the Principal Intercreditor Agreement as amended and restated pursuant to this Second Intercreditor Supplemental Deed.

“Second Intercreditor Supplemental Deed” means this Deed.

“Second Supplemental Finance Documents” has the meaning given thereto in the Second Facilities Agreement Supplemental Agreement.

“Turkish Subsidiary” means MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Şirketi, a company incorporated under the laws of Turkey with registered number of 622201 at the Istanbul Trade Registry.

1.2	Interpretation of Principal Intercreditor Deed

References in the Principal Intercreditor Deed to “this Deed” shall, with effect from the date of this Second Intercreditor Supplemental Deed and unless the context otherwise requires, be references to the Principal Intercreditor Deed as amended by this Second Intercreditor Supplemental Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Intercreditor Deed, shall be construed accordingly.

1.3	Incorporation of certain references

Clauses 1.3 (Headings), 1.4 (Construction of certain terms) and 1.6 (Third Party Rights) of the Principal Intercreditor Deed shall be deemed to be incorporated in this Second Intercreditor Supplemental Deed in full, mutatis mutandis.

1.4	Designation as Finance Document

The Parties agree that this Second Intercreditor Supplemental Deed is and shall be designated as a Finance Document.

1.5	Effect as a deed

This Second Intercreditor Supplemental Deed is intended to take effect as a deed notwithstanding that a Party may have executed it under hand only.

1.6	Non-signature by one or more Parties

Failure by one or more Parties (“Non-Signatories”) to execute this Second Intercreditor Supplemental Deed will not invalidate the provisions of this Second Intercreditor Supplemental Deed as between the other Parties who do execute this Second Intercreditor Supplemental Deed. Any Non-Signatories may execute this Second Intercreditor Supplemental Deed (or a counterpart of this Second Intercreditor Supplemental Deed) on a subsequent date and will thereupon become bound by its provisions.

2	Waivers and consents

2.1	Subject to clauses 2.3 and 2.4 below, with immediate effect, the Senior Creditors hereby waive the provisions of clause 3.1 (Obligors/HY Guarantors/FRN Guarantors/Subordinated Bridge Guarantors) of the Principal Intercreditor Deed to permit the prepayment of Subordinated Bridge Issuer Debt arising under the Subordinated Bridge Facility only from the proceeds of any claim by the Company under any of the Memorex Acquisition Documents other than in the replacement, reinstatement and or repair of assets of members of the Group which have been lost, destroyed or damaged as a result of events or circumstances giving rise to such claim if those proceeds are so applied as soon as possible (but in any event within 180 days) after receipt.

2.2	Subject to clause 2.4 below, with immediate effect, the Secured Creditors hereby agree on or immediately prior to the Subordinated Bridge Refinancing Date to execute all such documents and do all such acts as shall be necessary to maintain the treatment and ranking of the Senior Debt, the HY Debt, the FRN Debt and the Subordinated Bridge Debt including, without limitation (i) in the case of the Security Documents, entering into such amendments, modifications, supplements to, or release and replacement of, such Security Documents as would maintain the status and ranking of the Encumbrances created or purported to be created by such Security Documents and (ii) in the case of the Hungarian Security Deposit Deeds and the Hungarian Assignment Agreements, entering into such amendments, modifications, supplements to, or release and replacement of, such Hungarian Security Deposit Deeds and such Hungarian Assignment Agreements as would maintain the status of the Encumbrances created or purported to be created by such Hungarian Security Deposit Deeds and such Hungarian Assignment Agreements.

2.3	The waiver under clause 2.1 shall expire if the Memorex Completion Date does not occur on or before the date falling 5 Business Days after the date of the Second Facilities Agreement Supplemental Agreement.

2.4	The waivers and consents granted pursuant to clause 2.1 and 2.2 shall be withdrawn and deemed never to have been granted if the Memorex Effective Date has not occurred on the Memorex Completion Date.

3	Amendments to the Principal Intercreditor Deed

3.1	With effect from the date of this Second Intercreditor Supplemental Deed, the Principal Intercreditor Deed shall be amended and restated so as to read in accordance with the form of the amended and restated intercreditor deed set out in the Appendix and the Principal Intercreditor Deed (as so amended and restated) will, subject to clause 4 (Euroweb Romania), continue to be binding upon each of the parties thereto upon such terms as so amended and restated.

3.2	By its execution of this Second Intercreditor Supplemental Deed, the Ultimate Parent agrees that the Security Documents to which it is a party and its obligations thereunder shall remain in full force and effect and the rights of the Lenders thereunder shall not be prejudicially affected notwithstanding the amendments made to the Principal Facilities Agreement pursuant to the Second Facilities Agreement Supplemental Agreement or the amendments made to the Principal Intercreditor Deed pursuant to this Second Intercreditor Supplemental Deed.

4	Euroweb Romania

4.1	Notwithstanding the amendment and restatement of the Principal Intercreditor Deed or any other provision of this Second Intercreditor Supplemental Deed, the Parties hereto agree that the rights and obligations of Euroweb Romania as between itself and the other Parties shall remain as set out in the Principal Intercreditor Deed prior to the amendment and restatement pursuant to clause 3 (Amendments to the Principal Intercreditor Deed) and shall not be affected or amended following the execution or performance of this Second Intercreditor Supplemental Deed.

4.2	Each of the Parties hereto (other than Euroweb Romania) irrevocably authorises the Facility Agent to sign the deed referred to in paragraph 2 of Schedule 3 (Euroweb Romania) of the Second Facilities Agreement Supplemental Agreement on its behalf.

4.3	For the avoidance of doubt, the provisions of clause 3 (Amendments to the Principal Intercreditor Deed) shall not operate as a release of Euroweb Romania from its obligations under the Principal Intercreditor Deed.

5	Accession to the Restated Intercreditor Deed; execution by Merrill Lynch International Bank Limited

5.1	With effect from the Memorex Accession Date, each of Memorex and Invitel Telecom shall become a party to the Restated Intercreditor Deed as an Additional Obligor and shall observe, perform and be bound by the terms and provisions of, and be entitled to exercise all the rights set out in, the Restated Intercreditor Deed in the capacity of an Obligor. The rights and obligations under the Restated Intercreditor Deed between Memorex and Invitel Telecom and the other parties to the Restated Intercreditor Deed shall be construed accordingly.

5.2	With effect from the Turkish Accession Date, the Turkish Subsidiary shall become a party to the Restated Intercreditor Deed as an Additional Obligor and shall observe, perform and be bound by the terms and provisions of, and be entitled to exercise all the rights set out in, the Restated Intercreditor Deed in the capacity of an Obligor. The rights and obligations under the Restated Intercreditor Deed between the Turkish Subsidiary and the other parties to the Restated Intercreditor Deed shall be construed accordingly.

5.3	With effect from the date of this Second Intercreditor Supplemental Deed, the Subordinated Bridge Trustee and each Original Subordinated Bridge Lender shall become a party to the Restated

Intercreditor Deed as Subordinated Bridge Trustee or an Original Subordinated Bridge Lender, as the case may be, and shall observe, perform and be bound by the terms and provisions of, and be entitled to exercise all the rights set out in, the Restated Intercreditor Deed in the capacity of Subordinated Bridge Trustee. The rights and obligations under the Restated Intercreditor Deed between the Subordinated Bridge Trustee, each Original Subordinated Bridge Lender and the other parties to the Restated Intercreditor Deed shall be construed accordingly.

5.4	Merrill Lynch International Bank Limited shall execute this Second Intercreditor Supplemental Deed on or before the Memorex Completion Date. If Merrill Lynch International Bank Limited does not so execute this Second Intercreditor Supplemental Deed, then the Obligors and the Original Subordinated Shareholder Creditors shall terminate all Hedging Agreements with Merrill Lynch International Bank Limited on the Memorex Completion Date.

6	Representations and Warranties

6.1	The Ultimate Parent makes the representations and warranties set out below to the Finance Parties on the date of this Second Intercreditor Supplemental Agreement:

6.1.1	The Ultimate Parent has the power to enter into and perform all of its obligations under the Second Supplemental Finance Documents to which it is a party.

6.1.2	All necessary corporate, shareholder and other action have been taken by the Ultimate Parent to authorise the entry into and performance of the Second Supplemental Finance Documents to which it is a party.

6.1.3	No limitation on any of their powers to create or maintain security interests will be exceeded as a result of the Ultimate Parent’s entry into the Second Supplemental Finance Documents to which it is a party.

6.2	Each Original Obligor and each Subordinated Shareholder Creditor shall make the representations and warranties set out in clause 6 (Representations and warranties) of the Restated Intercreditor Deed to each of the Finance Parties, the HY Creditors, the FRN Creditors and the Subordinated Bridge Creditors on the Memorex Accession Date as if made on such date with reference to the facts and circumstances existing at each such date.

7	Expenses

Each Original Obligor (other than Euroweb Romania) and each Subordinated Shareholder Creditor (other than Euroweb Romania) shall, within three business days of demand, pay to each Senior Finance Party, each HY Creditor, each FRN Creditor or each Subordinated Bridge Creditor the amount of all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Second Intercreditor Supplemental Deed and any document referred to herein and the transactions contemplated by this Second Intercreditor Supplemental Deed.

8	Miscellaneous

8.1	Continuation of Principal Intercreditor Deed

Save as amended by this Second Intercreditor Supplemental Deed, the provisions of the Principal Intercreditor Deed shall continue in full force and effect and the Principal Intercreditor Deed and this Second Intercreditor Supplemental Deed shall be read and construed as one instrument.

8.2	Counterparts

This Second Intercreditor Supplemental Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Partial invalidity

If, at any time, any provision of this Second Intercreditor Supplemental Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

9	Governing Law

This Second Intercreditor Supplemental Deed shall be governed by English law.

10	Enforcement

10.1	Jurisdiction

10.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Second Intercreditor Supplemental Deed (including a dispute regarding the existence, validity or termination of this Second Intercreditor Supplemental Deed) (a “Dispute”).

10.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

10.1.3	This clause 10.1 is for the benefit of the Finance Parties, the HY Note Trustee, the FRN Trustee and the Subordinated Bridge Trustee only. As a result, no Finance Party, nor the HY Note Trustee, nor the FRN Trustee, nor the Subordinated Bridge Trustee shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties, the HY Note Trustee, the FRN Trustee and the Subordinated Bridge Trustee may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law:

10.2.1	the Ultimate Parent, the Parent and each Original Obligor (other than the Parent) irrevocably appoints Law Debenture Corporate Services Limited of Fifth floor, 100 Wood Street, London, EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

10.2.2	agrees that failure by a process agent to notify the relevant Original Obligor of the process will not invalidate the proceedings concerned.

10.3	Waiver of immunity

Each Original Obligor, HY Note Trustee, FRN Trustee, Subordinated Bridge Trustee and Subordinated Shareholder Creditor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

10.3.1	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

10.3.2	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

10.4	Waiver of trial by jury

Each Party waives any right it may have to a jury trial of any claim or cause of action in connection with or arising out of this Second Intercreditor Supplemental Deed or any transaction contemplated by this Second Intercreditor Supplemental Deed. This Second Intercreditor Supplemental Deed may be filed as a written consent to trial by court.

10.5	Inconvenient Forum

Each Original Obligor, HY Note Trustee, FRN Trustee, Subordinated Bridge Trustee and Subordinated Shareholder Creditor waives any objection it may have now or hereafter to the laying of venue of any action or proceedings in any court or jurisdiction referred to in clause 10.1 (Jurisdiction) and any claim it may have now or hereafter that any action or proceedings brought in such courts or jurisdiction has been brought in an inconvenient forum.

IN WITNESS whereof the parties hereto have caused this Second Intercreditor Supplemental Deed to be duly executed and delivered as a deed the day and year first above written.

Schedule 1

The Parties

Part I

The Original Obligors (as at the date of this Second Supplemental Deed)

Company name	Registered Addresses
Magyar Telecom B.V.	Laan van Kronenburg 8 1183 AS Amstelveen The Netherlands

Invitel Zrt.	Puskás Tivadar utca 8-10 2040 Budaörs Hungary

Euroweb Romania S.A.	102 Lipscani Street Nouveau Centre Corp A, 3rd floor Bucharest Romania

Invitel Technocom Távközlési Szolgátató Korlátolt Felelösségü Társaság	H-8600 Siófok Sió u. 74 Hungary

Part II

The Original Subordinated Shareholder Creditors (as at the date of this Second Supplemental Deed)

Obligor name	Registered Addresses
Matel Holdings N.V.	Schottegatweg Oost 44, Willemstad Curaçao, Netherlands Antilles

Magyar Telecom B.V.	Laan van Kronenburg 8 1183 AS Amstelveen The Netherlands

Invitel Zrt.	Puskás Tivadar utca 8-10 2040 Budaörs Hungary

Euroweb Romania S.A.	102 Lipscani Street Nouveau Centre Corp A, 3rd floor Bucharest Romania

Invitel Technocom Távközlési Szolgátató Korlátolt Felelösségü Társaság	H-8600 Siófok Sió u. 74 Hungary

Part III

The Original Senior Lenders (as at the date of this Second Supplemental Deed)

Name of Senior Lender	Address	Fax No./Contact
Allied Irish Banks p.l.c.	Bankcentre, Ballsbridge, Dublin 4	Fax Attention :

BNP Paribas	37 Place du Marché Saint Honoré 75001, Paris, France	Fax: Attention:

BNP Paribas, Hungary Branch	H-1055 Budapest Honvéd u.20 Hungary	Fax: Attention:

DEXIA Crédit Local	1 Passerelle des Reflets Tour Dexia La Defense 2 92919 La Defense Cedex	Fax : Attention :

Erste Bank Hungary Rt.	1056 Budapest Hold u. 16. Hungary	Fax: Attention:

UniCredit Bank Hungary Zrt.	1054, Budapest Akadémla utca 17 Hungary	Fax: Attention:

KBC Finance Ireland	Operation LLB Bank 91 Merrion Square Dublin 2 Ireland	Fax: Attention:

K&H Bank Zrt	H-1051 Budapest Vigadó tér 1. Hungary	Fax: Attention:

MKB Bank Nyrt	H – 1038 Budapest Vaci U; 38. Hungary	Fax: Attention :

Natixis	Capital House 85 King William Street London EC4N 7BL United Kingdom	Fax: Attention:

OTP Bank	Project Finance and Acquisition Directorate 1876 Budapest Nádor u. 16 Hungary	Fax: Attention:

Name of Senior Lender	Address	Fax No./Contact
Calyon Magyarorszagi Fioktelepe	1051 Budapest József nádor tér 7 Hungary	Fax : Attention :

Part IV

The Original Hedge Counterparties (as at the date of this Second Supplemental Deed)

Name of Hedge Counterparty	Address	Fax No./Contact
BNP Paribas (Paris)	75450 Paris Cedex 09 France	Fax.: Attention:

K&H Bank Zrt.	1051 Budapest Vigató tér 1. Hungary	Fax.: Attention:

BNP Paribas, Hungary Branch	1055 Budapest Honvéd u. 10 Hungary	Fax: Attention:

UniCredit Bank Hungary Zrt.	1054 Budapest Szabadság tér 5-6. Hungary	Fax: Attention:

Merrill Lynch International Bank Limited	Treasury Building Lower Grand Canal Street Dublin 2 Ireland	Fax: Attention:

Calyon	9, quai du President Paul Doumer 92920 Paris La Defense France	Fax: Attention:

Part V

The Original Subordinated Bridge Lenders (as at the date of this Second Supplemental Deed)

Name of Hedge Counterparty	Address	Fax No./Contact
BNP Paribas	Leveraged Finance 10 Harewood Avenue London NW1 6AA United Kingdom	Fax: Attention:

Merrill Lynch International	European Leveraged Finance 2 King Edward Street London EC1A 1HQ United King	Fax: Attention: